Exhibit 99.1

QHSLab, Inc. Announces Preliminary Unaudited First Quarter Revenue Results

WEST PALM BEACH, FL, April 26, 2024 (GLOBE NEWSWIRE) — QHSLab, Inc. (“the Company”) (OTCQB: USAQ), a leader in digital health and point-of-care technologies designed to empower clinicians with proactive, value-based healthcare solutions, today announced its preliminary unaudited revenue for the first quarter ended March 31, 2024.

Financial Highlights:

●	First Quarter Revenues were $488,587, a 38% increase over the $352,799 reported in the first quarter of 2023.

●	First Quarter Gross Profit was $286,157, with a gross profit margin of 59%, compared to $187,342 or a gross profit margin of 53% during the same period last year. This marks a 53% increase in gross profit year-over-year.

Executive Commentary: Troy Grogan, President and CEO of QHSLab, Inc., stated, “Our strong preliminary results for the first quarter reflect a pivotal inflection point in our business. We are witnessing the benefits of integrating our core products—QHSLab software, Integrated Service Program (ISP), and AllergiEnd®. This synergy is not only solidifying our market position but is also resonating well with our physician clients and their patients. The growing demand for integrated allergy care and digital health assessments is expected to continue driving our growth.”

Additional Information: The results announced today are based on management’s preliminary analysis as of this date. These figures are subject to change following the completion of our standard financial closing procedures. QHSLab anticipates releasing its detailed financial results for the first quarter in the upcoming Quarterly Report on Form 10-Q, which is scheduled to be filed with the Securities and Exchange Commission by May 14, 2024.

For more information about QHSLab and our healthcare solutions, please visit www.qhslab.com.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also improving their revenues.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

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